UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2016

ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (475) 230-2596
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2016, Alexion Pharmaceuticals, Inc. (Alexion) received a notice from The NASDAQ Stock Market (NASDAQ) stating that Alexion is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) because Alexion has not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the Quarterly Report). The NASDAQ notice has no immediate effect on the listing of Alexion’s common stock on the NASDAQ Global Select Market.

The NASDAQ notice indicates that Alexion has until January 17, 2017 to either file the Quarterly Report or submit a plan of compliance to NASDAQ to address any issues it believes would support its request for an extension of time to regain compliance with NASDAQ continued listing requirements of up to 180 calendar days from the due date of the Quarterly Report. If Alexion is unable to file the Quarterly Report by January 17, 2017, it intends to submit a plan of compliance on or prior to that date. Alexion intends to take all necessary steps to achieve compliance with NASDAQ continued listing requirements.

Alexion issued a press release on November 16, 2016 disclosing receipt of the notice. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2016	ALEXION PHARMACEUTICALS, INC.

By: /s/ Michael V. Greco
Name: Michael V. Greco
Title: Senior Vice President of Law and Corporate Secretary